 Exhibit 99.1

Intelligent Living America, Inc. Announces Elimination of $850,000 in
Convertible Debt; Significantly Strengthens Balance Sheet

Recognizes $916,000 Gain on Transaction

CORAL GABLES, FL / ACCESSWIRE / January 20, 2015 / Intelligent Living America, Inc. (OTC Pink: ILIV) (ILIV), announced today that it has completed a transaction to eliminate $850,000 of its convertible debt obligations, along with the related accrued interest payable of $72,314, in exchange for 4 million shares of its $0.001 par value common stock, pending the delivery of the stock certificate to escrow. The transaction equates to a conversion price of $0.229 per share, a significant premium of more than 14,200% to the closing price on Friday, January 16, 2015 of $0.0016.

As a result of the transaction, the Company has reduced its indebtedness by $922,300 and will recognize a gain on the extinguishment of debt of approximately $915,900 in the first quarter of fiscal 2015. When taken together with the recently announced Venturian Group, Inc. debt reductions, Intelligent Living America, Inc. has been able to reduce its outstanding debt by over $1.275 million. In addition, the Company is also renegotiating certain additional convertible notes to receive more favorable conversion terms on those obligations.

"This transaction substantially improves our capital structure by eliminating debt and eliminating a significant amount of potential dilution to common shares that would have resulted from its conversion. We have eliminated more than 46% of our convertible debt, reduced the overall debt on our balance sheet by over $1.275 million dollars, and positioned the Company to move forward aggressively with our business strategy. This is another milestone in the execution of our strategy to become a leading company in the IT/Cloud Technology and health and wellness industries," stated Mark Lucky, CFO of Intelligent Living America, Inc.

"This transaction is part of an ongoing effort to improve the company's long term outlook by reducing our outstanding debt obligations, strengthening the balance sheet, shedding unprofitable and/or non-core businesses, reducing overhead and improving operational efficiencies across all of our current subsidiary companies, to increase profitability," according to Paul Favata, President of Intelligent Living America, Inc.

About Intelligent Living America, Inc.

Intelligent Living America, Inc., a Nevada company, headquartered in Coral Gables, Florida, ILI is a holding company that specializes in the acquisition and integration of IT and Cloud Technology service providers and Internet and web technologies. Our current verticals include the development of ecommerce, gaming and alternative medicine platforms and their respective products. We operate a Cloud-based Infrastructure Services Company and Managed Service Provider (MSP). We provide cognitive exercise and brain training games, and alternative wellness products and services through company managed platforms. We create mobile and digital apps around these verticals as well as platforms for emerging demand markets and other value creation opportunities all relating to our core values.

Forward-Looking Statements

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward-looking statements" by words such as "may", "will", "should", "expects", "plans", "targets", "believes", "anticipates", "estimates", "predicts", "potential", or "continue", or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934, as amended, or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

CONTACT:

Investor RelationsSynergy (800) 259-9173

SOURCE: Intelligent Living America, Inc.